EXHIBIT 10.10

                    AMENDMENT TO AMENDED AND RESTATED NOTE A

     THIS AMENDMENT TO AMENDED AND RESTATED NOTE A (as more particularly defined in Paragraph 1, this "Amendment") is made of the 29th day of January, 1998, by and between CENTURY PROPERTIES FUND XIX, a California limited partnership (as more particularly defined in Paragraph 1 hereof, "Maker"), having an address as set forth in Paragraph 7 (hereinafter defined), and THE TRAVELERS INSURANCE COMPANY, a Connecticut corporation, having an address as set forth in Paragraph 7 (as more particularly defined in Paragraph 1 hereof, "Payee").

                                  WITNESSETH:

     WHEREAS, Payee and Maker are parties to that certain Modification and Severance Agreement dated as of September 1, 1994 (as more particularly defined in Paragraph 1 hereof, "Modification and Severance Agreement");

     WHEREAS, Payee is the owner and holder of that certain Amended and Restated Note A dated as of September 1, 1994, executed and delivered by Maker payable to the order of Payee, in the restated principal amount of Ten Million Eight Hundred Thousand Dollars ($10,800,000) (as more particularly defined in Paragraph 1 hereof, "Note"), repayment of which is secured by, among other things: (a) that certain Amended and Restated Deed of Trust A dated as of September 1, 1994, executed and delivered by Maker for the benefit of Payee, recorded in Volume 94180, Page 03686 in the Deed of Trust Records, Dallas County, Texas ("Land Records") (as more particularly defined in Paragraph 1 hereof, "Deed of Trust"); and (b) all other documents, certificates, affidavits and other instruments now or at any time prior or subsequent hereto evidencing, securing, or relating to any way to any of the above referenced documents (collectively the foregoing, including the Note and the Modification and Severance Agreement, are more particularly defined in Paragraph 1 hereof as the "Loan Documents"); and

     WHEREAS, Maker has requested that Payee amend certain provisions of the Loan Documents (collectively, the "Modifications") pursuant to the Modification and Severance Agreement, and in order to accomplish the Modifications, Maker and Payee have agreed to enter into this Amendment and the other Amendment Documents (hereinafter defined) which modify each and all of the Loan Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Payee hereby agree as follows:

     1. DEFINITIONS. All capitalized terms used herein and not otherwise defined in this Paragraph 1 or the Note shall have the meanings for such terms set forth in the Modification and Severance Agreement. The parties further agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

     "AMENDMENT" shall mean this Amendment to Amended and Restated Note A between Maker and Payee, as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "AMENDMENT DOCUMENTS" shall have the meaning of the same defined term set forth in the Modification and Severance Agreement.

     "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, as codified at 11 U.S.C. Section 101 et. seq., as amended from time to time.

     "CASH MANAGEMENT AGREEMENT" shall mean collectively, that certain Cash Management Agreement dated as of September 1, 1994, by and among Maker, as Borrower", Payee, as "Lender", and NPI-AP Management, L.P., as "Manager", as modified by the First Amendment to Modification and Severance Agreement, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "CONTINGENT ADDITIONAL INTEREST" shall have the meaning set forth in
Section 2.1(d) of the Note and Paragraph 3(b) hereof.

     "CONVERTED TREASURY YIELD" shall mean the yield available, or if there is more than one yield available, the average yields, on United States Treasury non-callable bonds (excluding Flower Bonds) and notes having a maturity date closest to (before, on or after) the Maturity Date, as reported in the Wall Street Journal or similar publication on the fifth (5th) business day preceding the date prepayment will be made, converted to a monthly equivalent yield. As used herein, the terms "Converted Treasury Yield" and monthly "equivalent yield" are annualized rates which reflect the frequency of the interest payments made during a calendar year.

     "DEED OF TRUST OR DEED OF TRUST A" shall mean collectively, that certain Amended and Restated Deed of Trust A dated as of September 1, 1994, executed and delivered by Maker for the benefit of Payee, recorded in Volume 94180, Page 03686 in the Land Records, as modified by the Amendment to Amended and Restated Deed of Trust A and Amended and Restated Assignment of Leases and Rents A of even date herewith, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "EFFECTIVE DATE" shall mean the day and year first above written, subject to satisfaction of the conditions precedent to the effectiveness hereof on or before such date, as determined by Payee.

     "FEES AND EXPENSES" shall mean all fees, costs and expenses (including reasonable attorneys fees and other professionals fees) incurred by Payee in connection with the interpretation, enforcement and/or collection of this Note and/or any of the other Loan Documents, the protection of or realization on the Premises and any other collateral under the Loan Documents, enforcement of any guaranty or indemnity and/or defense of any action relating to this Note and/or any of the other Loan Documents, the Premises and any other collateral and/or the indebtedness and obligations evidenced thereby, and whether the same were incurred in connection with any nonjudicial, quasi-judicial, judicial or administrative actions or proceedings, prior to trial, at trial, on appeal or review or in settlement, or in any Insolvency Proceeding (as defined in the Modification and Severance Agreement) and whether or not suit was filed thereon.

     "FIRST AMENDMENT TO MODIFICATION AND SEVERANCE AGREEMENT" shall mean that certain First Amendment to Modification and Severance Agreement of even date herewith entered into by and between Maker and Payee.

     "GUARANTIES" shall mean collectively, the Guaranty of Payment and Hazardous Materials Guaranty.

     "GUARANTY OF PAYMENT" shall mean collectively, that certain Guaranty of Payment dated as of September 1, 1994, executed and delivered by the Responsible Parties to and in favor of Payee, as ratified and confirmed by the joinder of the Responsible Parties in the First Amendment to Modification and Severance Agreement, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "HAZARDOUS MATERIALS GUARANTY" shall mean collectively, that certain Hazardous Material Guaranty and Indemnification Agreement dated as of September 1, 1994, executed and delivered by the Responsible Parties to and in favor of Payee, as ratified and confirmed by the joinder of the Responsible Parties in the First Amendment to Modification and Severance Agreement, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "INTEREST RATE" shall mean (a) for the period prior to the Effective Date, eight and one-quarter percent (8.25%) per annum, (b) for the period from the Effective Date to and including October 31, 2001, nine and fifteen one-hundredths percent (9.15%) per annum, and (c) for the period from November 1, 2001, to the date on which the Outstanding Principal Balance and all other amounts owed under the Loan Documents are paid in full, a fixed rate per annum equal to 325 basis points plus the annualized yield, or if there is more than one yield available, the average yields, on United States Treasury non-callable bonds (excluding Flower Bonds) and notes having one-year maturity, as determined by Payee on November 1, 2001, by reference to the Wall Street Journal or similar publication, not to exceed in all cases the maximum interest rate allowed by law.

     "LATE CHARGE" shall mean four percent (4%) of the amount of any payment (including any installment payments and deposits to reserves and escrows) not received by Payee on the due date thereof.

     "LOAN DOCUMENTS" shall mean have meaning of the same defined term set forth in the Modification and Severance Agreement.

     "LOAN DOCUMENTS A" shall mean have the meaning of the same defined term set forth in the Modification and Severance Agreement.

     "LOAN DOCUMENTS B" shall mean have the meaning of the same defined term set forth in the Modification and Severance Agreement.

     "MAKER" shall mean Century Properties Fund XIX, a California limited partnership, and its legal representatives, successors and assigns. As used herein and in each of the Loan Documents to which the Maker is a party, the term Maker shall be synonymous with Borrower, Grantor and Assignor, as applicable.

     "MANAGER'S LIABILITY LETTER" shall mean collectively, that certain Manager's Liability Letter dated as of September 1, 1994, by and between NPI-AP Management, L.P. and Payee, as modified by the First Amendment to Modification and Severance Agreement, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "MATURITY DATE" shall mean October 31, 2002, or such earlier date the entire Outstanding Principal Balance and accrued and unpaid interest thereon, and any other sums which are due and payable in full pursuant to the terms and provisions of this Note, are due and payable by reason of the acceleration of the maturity of this Note.

     "MODIFICATION AND SEVERANCE AGREEMENT" shall mean collectively, that certain Modification and Severance Agreement dated as of September 1, 1994, between Maker and Payee, as modified by the First Amendment of Modification and Severance Agreement, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "NOTE OR NOTE A" shall mean collectively, that certain Amended and Restated Note A dated as of September 1, 1994, executed and delivered by Maker, as "Maker", payable to the order of Payee, as "Payee", in the restated principal amount of Ten Million Eight Hundred Thousand Dollars ($10,800,000), as modified by this Amendment, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "NOTE B" shall mean collectively, that certain Amended and Restated Note B dated as of September 1, 1994, executed and delivered by Maker, as "Maker", payable to the order of Payee, as "Payee", in the restated principal amount of Two Million One Hundred Thirty Eight Thousand Six Hundred Seventy Three Dollars and Fifty Three Cents ($2,138,673.53), as modified by the Amendment to Amended and Restated Note B of even date herewith, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

     "ORIGINAL PRINCIPAL AMOUNT" shall mean Ten Million Eight Hundred Thousand Dollars ("$10,800,000").

     "PAYEE" shall mean The Travelers Insurance Company and its legal representatives, successors and assigns, including any subsequent owner and holder of the Loan Documents. As used herein and in each of the other Loan Documents to which Payee is a party, the term Payee shall be synonymous with Lender, Beneficiary, and Assignee, as applicable.

     "PERSON" shall mean an individual, estate, trust, trustee, receiver, partnership, limited liability partnership, corporation, limited liability company, depository institution (including federal or state savings banks, savings and loan associations, and credit unions), governmental authorities, or other legal entity.

     "PREMISES" shall have the meaning of the same defined term set forth in the Deed of Trust.

     "RESPONSIBLE PARTIES" shall mean collectively, Maker, Fox Partners II, a California general partnership, Fox Capital Management Corporation, a California corporation, NPI Equity Investments II, Inc., a Florida corporation, and NPI-AP Management, L.P., a Delaware limited partnership, and their respective legal representatives, successors and assigns.

     "TERM" shall mean the period commencing on September 1, 1994, and ending on October 31, 2002.

     "USE AND RETENTION LETTER" shall mean collectively, that certain Use and Retention of Funds Letter dated as of September 1, 1994, by and among the Responsible Parties and Payee, as modified by the First Amendment to Modification and Severance Agreement, and as the same may be amended, modified, extended, spread, consolidated, restated or replaced from time to time.

The definitions set forth in this Paragraph 1 are hereby incorporated in the Note and shall supersede the definitions set forth in the Note for any of such terms and shall, from and after the Effective Date, constitute the definitions to be used for all purposes with respect to the Note. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Amendment as a whole and not to any particular Section or Paragraph, unless specifically designated otherwise. The use of the term "including" shall mean in all cases "including but not limited to," unless specifically designated otherwise. No rules of construction against the drafter of this Amendment shall apply in any interpretation or enforcement of this Amendment, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

     2. OUTSTANDING PRINCIPAL AMOUNT. From and after the Effective Date, the last paragraph of Page 3 of the Note is hereby revised in its entirety to read as follows:

          FOR VALUE RECEIVED, Maker hereby unconditionally and irrevocably promises to pay to the order of Payee, at Payee's office, or at such other place as Payee may designate from time to time, the Original Principal Amount of Ten Million Eight Hundred Thousand Dollars ($10,800,000), together with interest (including Contingent Additional Interest, if applicable), and other Fees and Expenses, charges and sums (including any prepayment, premium, if applicable), in accordance with the terms hereinafter set forth, in immediately available funds, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

As of the Effective Date, the Outstanding Principal Balance under the Note is and shall conclusively be deemed to be Ten Million Two Hundred Nineteen Thousand One Hundred Thirty Eight and 47/100 Dollars ($10,219,138.47).

      3. PAYMENT SCHEDULE.

      (A) From and after the Effective Date, Section 2.1 (b) of the Note is hereby revised in its entirety to read as follows:

          (b) Commencing on March 1, 1998 and continuing on the first day of each consecutive calendar month thereafter, Maker shall make monthly payments of interest only, in arrears, calculated at the Interest Rate on the Outstanding Principal Balance.

      (B) From and after the Effective Date, Section 2.1 of the Note is hereby revised to include the following new provisions:

          (c) If and to the extent there is any Excess Cash Collateral, as defined in and pursuant to Paragraph 3(c) of the Cash Management Agreement, Maker shall remit to Payee all Excess Cash Collateral on or before the twentieth (20th) day after the end of each calendar year, for the preceding calendar year, to be applied by Payee to principal, interest, advances, and other sums or charges first, under the Loan Documents A, and second, under Loan Documents B, in such order, proportion and priority as Payee with respect to each of the Loan Documents A and Loan Documents A, in its sole and absolute discretion, deems appropriate.

          (d) Additional interest under this Note ("Contingent Additional Interest") shall be paid upon maturity of this Note (whether by acceleration, upon sale of refinance, or otherwise) equal to 50% of the Appreciated Fair Market Value. "Appreciated Fair Market Value" shall mean the amount by which the (1) Fair Market Value of the Premises determined as of the Maturity Date, exceeds (2) the fair market value of the Premises as of the date of this Note, which value is conclusively stipulated for purposes of this calculation to be $12,860,000. For purposes of calculating Contingent Additional Interest, Marker and Payee agree that "Fair Market Value" shall mean the fair market value of the Premises as of the Maturity Date as determined by one of the following methods: (i) in the case of a sale or other transfer of the Premises or any interests therein or in the Maker, in an arms length, bonafide third party sales transaction approved by Payee ("Third Party Sale"), the gross sales price (inclusive of all consideration to any of the Responsible Parties and any Person related thereto, of whatsoever from or nature) attributed to the Premises, less and except the actual, reasonable and necessary costs of such sale allocable to the Premises payable to unrelated third parties, not to exceed 2% unless approved in advance by Payee in its sole discretion, and actual, customary prorations of income and expenses of the Premises related thereto; (ii) in the case of any transfer of the Premises or any interests therein or in the Maker in a transaction approved by Payee which is other than a Third Party Sale or in the event of payoff upon the Maturity Date that is not accompanied by a transfer, such amount as is agreed upon by Payee and Maker on or before sixty (60) days prior to the earlier of the date of any such transfer or the Maturity Date, or in the absence of any such agreement, the fair market value, as of the Maturity Date, of the leased, fee interest in the Premises, free and clear of any liens and encumbrances, as opined by a general real estate appraiser selected by Payee, who is certified or licensed in the State of Texas, if the State of Texas certifies or licenses appraisers at such time, and holds an MAI (or equivalent) designation of the American Institute of Real Estate Appraisers ("Appraisal Institute") (in the event of the continued existence of the Appraisal Institute at such time), and in accordance with the Appraisal Institute's then current Code of Professional Ethics and Standards of Professional Appraisal Practice (if and in the event the Appraisal Institute continues to exist at such time) (the fees and expenses incurred by Payee for such appraiser to be reimbursed by Borrower on demand and constitute additional indebtedness secured by the Loan Documents); and, (iii) in the case of any casualty or condemnation affecting all or substantially all of the Premises, the aggregate amount of all awards, settlements or other proceeds arising from all insurance policies relating to the Premises plus the residual value of any remaining portion of the Premises less and expect the actual, reasonable and necessary costs and expenses of adjusting and collecting such awards, settlements and/or proceeds. In the event more than one method may be applicable for determining Fair Market Value, Payee shall have the right to select the applicable method.

     4. PREPAYMENT. From and after the Effective Date, Section 2.2 of the Note is hereby revised in its entirety to read as follows:

          (a) Except as expressly permitted in Section 2.1(c), no full or partial prepayments of principal shall be allowed under this Note prior to November 1, 2001.

          (b) There shall be no privilege to prepay this Note prior to November 1, 2001 without payment of a prepayment premium. Payee agrees to accept a prepayment of this Note prior to November 1, 2001, upon not less than thirty (30) days' prior written notice to Payee of its election to prepay this Note ("Prepayment Notice"), provided Maker shall pay the entire remaining Outstanding Principal Balance of this Note, all accrued and unpaid interest hereunder, all additional sums, Fees and Expenses and charges due under the Loan Documents, and a prepayment premium equal to the greater of:

               (A)  an amount equal to one percent (1%) of the portion of the
                   Outstanding Principal Balance being prepaid; or

               (B)  an amount determined by:

                   (i) calculating the sum of the present values as of the date of prepayment of all unpaid principal and interest payments required under the Loan Documents (including, without limitation, the Contingent Additional Interest determined as of the original scheduled Maturity Date) by discounting such payments from their scheduled payment dates back to the date of prepayment, utilizing a discount rate equal to the Coverted Treasury Yield, divided by the frequency of the interest payments made during a calendar year; and

                   (ii) subtracting from such sum the Outstanding Principal Balance as of the date prepayment will be made.

          (c) Although Maker shall have the right to give one Prepayment Notice which may be revoked by Maker upon notice of revocation given at least five (5) days prior to the prepayment date specified in the Prepayment Notice, any Prepayment Notice after the initial Prepayment Notice shall be irrevocable. The Prepayment Notice shall specify the intended date of prepayment, which date shall be a business day not more than sixty (60) days after the date of the Prepayment Notice. After delivery of a Prepayment Notice, the Outstanding Principal Balance, together with the prepayment premium described above, shall be absolutely and unconditionally due and payable in full on the date specified in such notice, and failure to pay the same in full on such date shall, at Payee's sole option, constitute a default, without notice or opportunity to cure, subject to the Maker's one-time right to revoke its initial Prepayment Notice at least five (5) days prior to the date specified therein for prepayment. If the amounts necessary to prepay the Note in accordance with the terms and provisions hereof are received by Payee after 2:00 p.m., such prepayment shall be deemed to have been made on the next occurring business day and Payee shall be entitled to receive interest on the Outstanding Principal Balance, calculated through the effective date of such prepayment.

          (d) Maker acknowledges that it possesses no right to prepay the Loan, except as expressly provided herein. Maker further acknowledges and agrees that, except as expressly provided herein, if the Loan is prepaid prior to the Maturity Date, for any reason, including but not limited to, acceleration of the Maturity Date by reason of a default under the Loan Documents, any subsequent tender of payment of the Loan made by Maker or by anyone on behalf of Maker or otherwise, including any tender of payment at any time prior to or at foreclosure sale or proceedings or during any redemption period following foreclosure, or during any federal or state bankruptcy or insolvency proceedings, shall constitute an evasion of the restrictions on prepayment set forth herein, and shall be deemed a voluntary prepayment prior to the Maturity Date requiring payment of the prepayment premium provided for, if any, and Payee shall not be required to accept such payment if it does not include payment of the prepayment premium provided for, if any. Further, Payee's acceptance of such prepayment without the requisite prepayment premium shall not constitute or be deemed to constitute a waiver by Payee of its right to seek payment of the required prepayment premium in accordance with the terms hereof or nay rights and remedies Payee may have under this Note, and other Loan Documents, at law or in equity on account of Maker's failure to timely pay such prepayment premium as and when required hereunder. To the extent permitted by law, Payee may bid at any foreclosure sale, as part of the indebtedness evidenced by the Loan Documents, the amount of the prepayment premium, if any, which is payable hereunder for prepayment of the Loan occurring on the date of such foreclosure.

          (e) Maker and Payee have negotiated the Modifications upon the understanding that if the Loan is paid or prepaid prior to the Maturity Date, for any reason, except as expressly provided herein, Payee shall receive the prepayment premium provided for as partial compensation for the cost of reinvesting the prepayment proceeds and the loss of the contracted rate of return on the Loan. Maker agrees that the prepayment premium provided for herein is reasonable. Maker agrees that Payee shall not be obligated, as a condition precedent to its receipt of the prepayment premium provided for, to actually reinvest all or any part of the amount prepaid in any United States Treasury instruments or obligations or otherwise.

     5. CALCULATION OF INTEREST. From and after the Effective Date, the following sentence shall be added to the end of Section 2.5 of the Note:

     The foregoing provision shall not be applicable to Contingent Additional Interest, the calculation of which shall be governed solely by Section 2.1(d) of the Note.

     6. PAYMENTS AFTER DEFAULT. From and after the Effective Date, the phrase "Fees and Expenses or any other sums and charges," shall be inserted after the defined term "Outstanding Principal Balance" in line 190 of the Note, and the text commencing with the word "unless" in line 191 through the word "payment" in line 193 of the Note are hereby deleted. The following provision shall be added to the end of Section 2.6 of the Note:

        Notwithstanding any other provision hereof or of any of the other Loan Documents, from and after the occurrence of a Default, all payments, Rents and other amounts received by Payee may be applied by Payee in such manner and to such indebtedness (whether to payment of advances made by Payee pursuant to any provision of any of the Loan Documents, contributions to any reserves, interest, principal, Late Charges, interest at the Default Rate, prepayment premiums, Fees and Expenses or otherwise) and in such amounts and order of priority as Payee may determine in the exercise of its sole and absolute discretion.

     7. DEFAULT. From and after the Effective Date, the phrase "or Fees and Expenses or any other sums and charges (including any prepayment premium if applicable)" shall be inserted after the word "interest" in line 212 of the Note. A reference to the "seventh (7th) day" shall be inserted in lieu of the reference to the "fifth (5th) day" in line 213 of the Note. Further, the phrase "interest (including Contingent Additional Interest, if applicable), Fees and Expenses and other sums and charges (including any prepayment premium, if applicable)" shall be inserted in lieu of the phrase "accrued interest thereon" in lines 231 and 232 of the Note.

     8. FEES AND EXPENSES. From and after the Effective Date, the following sentence shall be added at the end of Section 3.4 of the Note:

            Upon the occurrence of a Default, Maker promises to pay all Fees and Expenses incurred by Payee. In the event that Maker fails to make any payment of money due to Payee under this Note (other than the payment of the then Outstanding Principal Balance due on the Maturity Date or the date specified in any Prepayment Notice) with seven (7) days after the due date thereof, Payee shall be entitled to collect a Late Charge as liquidated damages, which Late Charge shall be due in addition to any interest, whether or not calculated at the Default Rate, in connection with each such delinquency in payment. Because the actual damages suffered by Payee would be impracticable or extremely difficult or impossible to determine, Maker agrees the amount of the Late Charge shall be the amount of damages to which Payee is entitled upon each such breach, in compensation for such delinquent payment, and that the amount of such liquidated damages is reasonable.

     9. NOTICES. All notices given or required to be given to Maker and Payee under Section 4.1 of the Note are hereby revised as follows:


            If to Maker:      c/o Insignia Properties Trust
                              One Insignia Financial Plaza
                              Greenville, South Carolina 29601

            If to Payee:      The Travelers Insurance Company
                              Real Estate Investments
                              One Tower Square, 9-PBA
                              Hartford, Connecticut 06183-2030
                              Attn: Loan No. 502262

            With a Copy to:   The Travelers Insurance Company
                              Real Estate Investments
                              One Tower Square, 9-PBA
                              Hartford, Connecticut 06183-2030

            With a Copy to:   Constance Collins Davis, Esquire
                              Andrews & Kurth L.L.P.
                              A Registered Limited Liability Partnership
                              1701 Pennsylvania Ave., N.W., Suite 200
                              Washington, DC 20006

The foregoing notice addresses shall be applicable for the Note and each and all of the Loan Documents until such time as either party notifies the other of any changes therein with respect to such party.

     10. REFERENCES TO OTHER LOAN DOCUMENTS. From and after the Effective Date, all references to the Hazardous Materials Guaranty and Indemnification Agreement, Use and Retention Funds Letter, and Manager's Liability Letter Agreement, are hereby revised to refer instead to the defined terms Guaranties, Use and Retention Letter, and Manager's Liability Letter, respectively.

     11. NO USURY. All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever, whether of advancement of the proceeds hereof, acceleration of maturity of the remaining Outstanding Principal Balance, upon a Default or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under the laws of the State of Texas. Said highest lawful rate is determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statues Article 5069-1.04, as amended). If, from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or of any other agreement referred to herein or pertaining hereto, at the time when performance of such provisions shall be due, shall involve transcending the highest rate prescribed by law, which a court of competent jurisdiction may deem applicable hereto, the ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate, and if from any circumstances, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied first, to the reduction of the remaining Outstanding Principal Balance and other indebtedness due hereunder (other than interest) or under the other Loan Documents without any prepayment premium or charge and not to the payment of interest, with the excess being deemed to have been a payment made by mistake to be refunded to Maker. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention or detention of the Indebtedness, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of the Note until payment in full of the Indebtedness so that the actual rate of interest on account of the Indebtedness is uniform through the term thereof. Neither Maker nor any other party obligated to pay all of any part of the Indebtedness evidenced by the Note shall have any claim or remedy against Payee for any damages whatsoever, or any defenses to enforcement of the Note or any of the other Loan Documents, relating in any way to allegations that the interest paid or collected thereunder was in excess of the lawful limit, and Maker, for itself and for any and all parties claiming by, under or through it, hereby waives any such claims, remedies or defenses. Neither Maker nor any other party obligated to pay all or any part of the Indebtedness evidenced by this Note shall have any claim or remedy against Payee for any damages whatsoever, or any defenses to enforcement of this Note or any of the other Loan Documents, relating in any way to allegations that the interest paid or collected hereunder was in excess of the lawful limit, and Maker, for itself and for any and all parties claiming by, under and through it, hereby waives any such claims, remedies or defenses. This provision shall control every other provision of the Loan Documents, Maker hereby represents and warrants to Payee that the interest under this Note (including the Interest Rate, Default Rate and Contingent Additional Interest) is not usurious without regard to the provisions of this Paragraph.

     12. NO NOVATION. This Amendment and the other Amendment Documents shall not cause a novation of any of the indebtedness and obligations of Maker or any of the Responsible Parties under the Loan Documents, including the Note, nor shall the same extinguish, terminate or impair the indebtedness and obligations of Maker or the Responsible Parties and Payee's rights and remedies under the Loan Documents, including the Note. Maker hereby acknowledges, represents, warrants and agrees that neither Maker nor any of the Responsible Parties has any defenses, rights of set-off, counterclaims or other claims against Payee in connection with the Loan Documents, including the Amendment Documents, or the indebtedness or obligations evidenced and/or secured thereby.

     13. RATIFICATION. Except as expressly modified herein, each and all of the terms, covenants, representations, warranties and provisions of the Note are and shall remain in full force and effect unmodified in any way. Maker hereby ratifies and reaffirms each an all of the terms, covenants, representations, warranties and provisions of the Note, as modified hereby, and confirms that the Loan Documents shall continue as a first priority, valid and enforceable, properly perfected lien upon the Premises and all other collateral described in the Loan Documents to secure repayment of the Note, as modified hereby, and all other indebtedness and obligations under the Loan Documents, including the Amendment Documents.

     14.  MISCELLANEOUS.

          (A) MISCELLANEOUS. This Amendment shall be construed under and governed by the internal laws of the State of Texas, excluding conflicts of laws principles. TIME IS OF THE ESSENCE under the Note and each of the other loan Documents and each and every provision hereof and thereof.

          (B) AMENDMENT/MODIFICATION. This Amendment and each of the other Loan Documents, and the terms of each of them, may not be charged, waived, modified, canceled, discharged or terminated orally, but only by an instrument or instruments in writing signed by the party against which enforcement of the change, wavier, modification, cancellation, discharge or termination is asserted.

          (C) COUNTERPARTS. This Amendment and each of the other Loan Documents may be executed in any number of counterparts, each of which shall constitute an original but all of which together will constitute one instrument.

          (D) WAIVER OF TRIAL BY JURY. MAKER, FOR ITSELF, EACH OF THE RESPONSIBLE PARTIES, AND ALL PERSONS OR ENTITIES CLAIMING BY, THROUGH OR UNDER ANY OF THEM, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS ANY OR ALL OF THEM MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION OR ACTION BROUGHT ON, UNDER OR BY VIRTUE OR RELATING IN ANY WAY TO THIS AMENDMENT OR ANY OTHER OF THE LOAN DOCUMENTS, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR THERETO. THIS WAIVER MAY BE FILED WITH THE CLERK OR JUDGE OF ANY COURT AS A WRITTEN CONSENT TO WAIVER OR JURY TRIAL. MAKER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR PAYEE'S ENTERING INTO THE LOAN DOCUMENTS. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS.

          (E). ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

          (F). NOTICE OF INVALIDITY OF ORAL AGREEMENTS. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                              MAKER:

                              CENTURY PROPERTIES FUND XIX, a California limited partnership, by its duly authorized, sole general partner

                              BY:       FOX PARTNERS II, a California
                                        general partnership, by its
                                        authorized, managing general partner

WITNESS:                      BY:       FOX CAPITAL MANAGEMENT CORPORATION,
                                        a California corporation, by its
                                        duly authorized officer

/s/Douglas G. Brown           BY:       /s/William H. Jarrard, Jr.

Name:Douglas G. Brown         Name:     William H. Jarrard, Jr.

                              Title:    President


                                   PAYEE:

ATTEST:                      THE TRAVELERS INSURANCE COMPANY



/s/Robert Scoville            By:/s/Lynn M. Latham

Name:Robert Scoville          Name:Lynn M. Latham

Title:Asst. Secretary         Title:Vice President